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                                                                EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-32760) and related Prospectus of Global TeleSystems Group, Inc. for the registration of 3,700,857 shares of its common stock and to the incorporation by reference therein of our report dated February 4, 2000, with respect to the consolidated financial statements and schedule of Global TeleSystems Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP


McLean, Virginia
March 20, 2000